UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2015

Paperweight Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-82084-01	39-2014992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O Box 359, Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 920-734-9841

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 3, 2015, Appvion, Inc. (the “Company”), a Delaware corporation and wholly owned subsidiary of Paperweight Development Corp. (“Paperweight”), a Wisconsin corporation, announced its entrance into an Asset Purchase Agreement, dated as of August 3, 2015 (the “Agreement”) and completed the sale of the assets primarily used in the development, manufacture and sale of microencapsulation materials by the Encapsys segment of the Company (the “Encapsys Business”) to Rise Acquisition LLC, a Delaware limited liability company and an affiliate of Sherman Capital Holdings LLC, a Delaware limited liability company, for an aggregate purchase price of $208 million in cash, subject to working capital adjustments, and the assumption of certain liabilities (the “Sale”).

In connection with the Sale of the Encapsys Business, on August 3, 2015, the Company, Paperweight and Jefferies Finance LLC, as administrative agent, and certain lenders entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement (the “Credit Agreement”) dated June 28, 2013 by and among the Company, Paperweight and the lenders party thereto.

Subject to satisfaction of customary conditions, the Third Amendment came into full force and effect according to its terms simultaneously with the closing of the Sale. Upon its effectiveness, the Third Amendment, among other things, (i) permitted the Company to consummate the Sale of the Encapsys Business and provided for the corresponding release of liens on the Encapsys Business, (ii) required that $165,000,000 of the net proceeds from the Sale be applied to prepay the revolving credit loans and the term loans under the Credit Agreement and provided that the remainder of the proceeds be reinvested or otherwise applied to further prepay indebtedness in accordance with Section 2.05(b)(ii) of the Credit Agreement, (iii) provided for a permanent reduction of the revolving credit facility commitments from $100,000,000 to $75,000,000, (iv) required the payment of a consent fee equal to 0.175% of the aggregate principal amount of loans and commitments held by each consenting lender, (v) added a pricing grid pursuant to which, at any time after the fiscal year ended 2015 (x) if the reported consolidated first lien leverage ratio is greater than 3.00 to 1.00, the applicable margin on eurodollar loans would increase from 4.5% per annum to 5.0% per annum and the applicable margin on base rate loans would increase from 3.5% per annum to 4.0% per annum and (y) if the reported consolidated first lien leverage ratio is less than or equal to 3.00 to 1.00, the applicable margin on eurodollar loans would decrease back to 4.5% per annum and the applicable margin on base rate loans would decrease back to 3.5% per annum and (vi) further conformed certain terms and covenants under the Credit Agreement to account for the Sale of the Encapsys Business and the transactions contemplated thereby.

In addition, the Third Amendment removed the maximum consolidated leverage covenant and added (i) a maximum consolidated first lien leverage covenant that requires maintenance of a consolidated first lien leverage ratio, initially, of not more than 3.50 to 1.00, and on and after the third fiscal quarter of 2016, of not more than 3.25 to 1.00 and on and after the third fiscal quarter of 2017, of not more than 3.00 to 1.00 and (ii) a minimum consolidated fixed charge coverage covenant that requires maintenance of a consolidated fixed charge coverage ratio, initially, of not less than 0.95 to 1.00 and on and after the first fiscal quarter of 2016, of not less than 1.00 to 1.00.

After giving effect to the Third Amendment, the prepayment of the revolving credit loans and the term loans and the transactions contemplated by the Sale, the outstanding principal amount of the term loans under the credit facility was $183,300,000 and the outstanding principal amount of the revolving credit loans under the credit facility was $14,800,000.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Sale, the Company also announced that Mark R. Richards will retire from his role as President and Chief Executive Officer of Paperweight and the Company effective as of August 4, 2015. The Board of Directors of each of Paperweight and Appvion has appointed Kevin M. Gilligan, the Company’s current President of the Paper Division, as the Chief Executive Officer of each of Paperweight and the Company effective as of August 4, 2015. Mr. Richards will assist with the transition and continue to serve as Chairman of the board of directors of Paperweight and the Company until December 31, 2015.

Mr. Gilligan has been President of the Paper Division since joining the Company in June 2014. Prior to joining the Company, Mr. Gilligan worked for H.B. Fuller Company, a global specialty chemical company focused on adhesives. Mr. Gilligan’s career at H.B. Fuller included 20 years of management experience. He most recently served as vice president of global operations where he led H.B. Fuller’s operations, including supply chain, sourcing, 45 manufacturing plants, customer service, engineering and environmental, health and safety. Mr. Gilligan earned a master’s degree in business administration from Indiana University and a bachelor’s degree in industrial and operations engineering from the University of Michigan.

In connection with Mr. Richards’ retirement from his role as Chief Executive Officer, he will be eligible on December 31, 2015 for non-change of control benefits under his Termination Protection Agreement and will receive his annual incentive compensation pro-rated through September 30, 2015. In connection with his appointment as Chief Executive Officer, Mr. Gilligan will receive an annual salary of $525,000, an annual incentive target of 80%, and long term incentive grants with a target value of $500,000 composed of 50% long term incentives and 50% restricted stock units of Paperweight.

There are no family relationships between Mr. Gilligan and any of the directors and executive officers of the Company, and there are no transactions in which Mr. Gilligan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Additionally, the Company has announced that Kerry S. Arent will retire from her role as Senior Vice President of Human Resources of each of Paperweight and the Company effective December 31, 2015. In connection with Ms. Arent’s retirement from such roles, she will be eligible on December 31, 2015 for non-change of control benefits under her Termination Protection Agreement. Effective August 4, 2015, Tami L. Van Straten, the current Vice President, General Counsel and Secretary of each of Paperweight and the Company, will become the Senior Vice President, Administration of each of Paperweight and the Company. In connection therewith, Ms. Van Straten will enter into an Termination Protection Agreement consistent with the form of Termination Protection Agreement filed with the Securities and Exchange Commission by Paperweight as Exhibit 10.13 to Paperweight’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009, as amended by the Clarifying Amendment to the Form of Termination Protection Agreement filed by Paperweight as Exhibit 10.17.1 to Paperweight’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011.

Item 7.01	Regulation FD Disclosure.

On August 4, 2015, the Company issued a press release announcing its entrance into the Agreement and completion of the Sale. The press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference. Paperweight intends to file further information regarding the Agreement and the Sale, as well as certain pro forma information relating to the impact of the Sale on the financial statements of Paperweight, with the Securities and Exchange Commission in a Current Report on Form 8-K no later than August 7, 2015.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Notice Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, regarding the Sale and the Company’s plans, objectives, and intentions. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised”, “believes,” “predicts,” “potential,” “continue,” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report.

Forward-looking statements in this report include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this report. Such risk factors include, among others, the factors listed under “Item 1A—Risk Factors” in the Annual Report on Form 10-K of Paperweight. Actual results may differ materially from those contained in the forward-looking statements in this report. Neither Paperweight or the Company undertakes any obligation, nor do they intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Amendment, dated as of August 3, 2015, to the Credit Agreement dated June 28, 2013 by and among the Company, Paperweight and the lenders party thereto

99.1	Press Release dated August 4, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2015

By:	/s/ Thomas J. Ferree
Chief Financial Officer